                                                                EXHIBIT 10.1
                                                                [EXECUTION COPY]

                          JOINT DEVELOPMENT AGREEMENT

                                     AMONG

                            U.S. GENERATING COMPANY

                            MILESBURG ENERGY, INC.

                                      AND

                        ENVIRONMENTAL POWER CORPORATION

                               TABLE OF CONTENTS


SECTION                                                                                                                       PAGE
-------                                                                                                                       ----

1.       Purpose..............................................................................................................   1

2.       Term.................................................................................................................   2

3.       Mutual Responsibilities..............................................................................................   2

4.       MEI Responsibilities.................................................................................................   2

5.       USGen Responsibilities...............................................................................................   2

6.       Project Company......................................................................................................   3

7.       Engineering, Procurement and Construction Contract...................................................................   3

8.       Operations and Maintenance Contract and Management Service Agreement.................................................   3

9.       MEI's Previous Development Costs.....................................................................................   3

10.      Accounting During Development Period.................................................................................   4

11.      Costs Sharing During Development Period..............................................................................   4

12.      Reimbursement of Development Costs Upon Closing......................................................................   5

13.      EPC Acquisition Fee..................................................................................................   5

14.      Priority of Payments to the Parties..................................................................................   5

15.      Withdrawal and Termination...........................................................................................   6

16.      Representations and Warranties of EPC and MEI........................................................................   6

17.      Representations and Warranties of USGen..............................................................................   9

18.      Management of Development Period Activities..........................................................................  10

19.      Indemnities..........................................................................................................  11

20.      Confidentiality......................................................................................................  12

                          JOINT DEVELOPMENT AGREEMENT

     This Joint Development Agreement ("Agreement") for the development of an approximately 43 megawatt ("Mw") electric generating facility known as the Milesburg project (the "Project") is entered into as of the 30th day of July, 1996 by and among U.S. GENERATING COMPANY ("USGen"), ENVIRONMENTAL POWER CORPORATION ("EPC") and MILESBURG ENERGY, INC. ("MEI"). USGen, MEI and EPC may be referred to individually as a Party or collectively as the Parties in this Agreement.

                                R E C I T A L S

     WHEREAS, EPC and MEI and the owners of USGen had previously contemplated developing the Project as set forth in a Memorandum of Understanding dated March 8, 1989 (the "MOU"), which subsequently expired;

     WHEREAS, the Parties have reviewed the status of the Project on a periodic basis since the expiration of the MOU;

     WHEREAS, litigation and other proceedings against the Project have been resolved to the point that the Parties believe final development of the Project can now proceed; and

     WHEREAS, MEI and USGen desire to complete final development of the Project;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the Parties, intend to be legally bound, agree as follows:

1.   Purpose. The Parties by this Agreement shall seek to accomplish or provide
     -------
for implementation of the following:

     (a) Complete development of the Project as an independent power project under a structure that, unless otherwise mutually agreed to by the Parties, will prevent the regulation of EPC, MEI and USGen, or any of their affiliates, as an electric utility or an electric utility holding company under the Public Utility Holding Company Act of 1935 ("PUHCA").

     (b) Structure the Project so as to maximize returns, obtain federal income tax benefits for the participants and ensure limits of liability that are acceptable to each of the Parties.

     (c) Establish the terms and conditions of a Project partnership or other appropriate entity (the "Project Company") to develop, own and operate the Project.

     (d) Develop a financing structure for the Project which will be consistent with the requirements of financial institutions and the Parties and will provide non-recourse financing for construction and operation of the Project.

     (e) Negotiate and execute all definitive Project documents acceptable to each of the Parties that are needed to achieve a financial closing of the Project.

2.   Term. This Agreement shall be in effect from the date of this Agreement to
     ----
December 31, 1998, unless sooner terminated in accordance with the provisions hereof. If, the financing for the construction of the Project has not occurred on or before June 1, 1998, USGen and MEI shall each have the option to purchase all or a part of the Project assets, as described in this Agreement, at their then-current fair market value. If both USGen and MEI seek to exercise their options, they shall cooperate in selling the Project assets to a third party. The proceeds of such a third-party sale shall be paid to USGen and MEI in proportion to the amounts paid by each of them with respect to the development of the Project, provided such amounts either were paid as provided in this Agreement (other than as provided in Section 19), or are Previous Development Costs (as hereinafter defined).

3.   Mutual Responsibilities. In order to achieve the purposes of this
     -----------------------
Agreement, each Party agrees to:

     (a)   Identify and resolve Project issues;

     (b) Negotiate a mutually agreeable capital structure and obtain Project financing; and

     (c) Keep the other Party informed as to its activities regarding the Project, and, subject to Section 20, supply the other Party with such information as they may reasonably request.

4.   MEI Responsibilities. MEI shall perform such tasks and shall assume such
     --------------------
responsibilities with respect to the development of the Project as shall be assigned to it by USGen, including without limitation, (a) completing the negotiation with West Penn Power of the Power Purchase Agreement ("PPA"), (b) diligently endeavoring to reduce its payment obligations to any others with any rights, title or interests in the Project, (c) assisting USGen in any permitting efforts at the local and state agencies, and (d) to the extent of the expenditures required by Section 11, (i) maintain its right, title and interest in the proposed site for the Project located in Milesburg, Pennsylvania (the "Proposed Project Site"), and (ii) pay all Proposed Project Site Costs (as hereinafter defined).

5.   USGen Responsibilities. USGen shall (a) lead and manage the activities of
     ----------------------
the Parties with respect to the development of the Project, (b) provide Project development funds and personnel as provided for in this Agreement, (c) use reasonable efforts to obtain all environmental and other permits, licenses and approvals needed to construct and operate the Project, (d) subject to MEI's approval as provided in Section 18(b), negotiate, on behalf of the Project Company, the engineering, procurement and construction contract with Bechtel Power Corporation ("BPC"), the operations and maintenance contract with U.S. Operating Services Company ("USOSC") and the Management Service Agreement with USGen described in Sections 7 and 8, respectively, (e) negotiate on behalf of the Project Company contracts for the procurement of fuel for the Project and the disposal of ash generated by the

Project, (f) take the lead in the financial structuring of the Project, including a lease structure or such other structure as is appropriate, (g) provide equity for the Project, and (h) negotiate with lenders towards achieving a financial closing on terms acceptable to both Parties.

6.   Project Company. By the Project Closing Date (as hereafter defined), an
     ---------------
agreement (the "Project Company Agreement") shall be executed that will replace and supersede this Joint Development Agreement and establish the Project Company. MEI shall not transfer any right, title or interest in the Proposed Project Site (as hereinafter defined) to the Project Company or USGen without the prior written consent of USGen, which consent may be withheld in its sole discretion.

7.   Engineering, Procurement and Construction Contract. Subject to MEI's
     --------------------------------------------------
approval as provided in Section 18(b), the Project Company shall enter into an engineering, procurement and construction contract with BPC, pursuant to which BPC shall perform the engineering procurement, construction, precommissioning and start-up of the Project facilities. The terms and conditions of said contract shall, subject to Project lender approval, be those agreed upon by the Project Company and BPC.

8.   Operations and Maintenance Contract and Management Service Agreement
     --------------------------------------------------------------------

     (a) Subject to MEI's approval as provided in Section 18(b), the Project Company shall enter into an operations and maintenance contract with USOSC, pursuant to which USOSC shall operate and maintain the Project facilities. The terms and conditions of said contract shall, subject to Project lender approval, be those agreed upon by the Project Company and USOSC.

     (b) Subject to MEI's approval as provided in Section 18(b), the Project Company shall enter into a management services contract with USGen, pursuant to which USGen will manage the Project Company and the Project. The terms and conditions of said contract shall, subject to Project lender approval, be those agreed upon by the Project Company and USGen.

9.   MEI's Previous Development Costs.
     --------------------------------

     (a) "Previous Development Costs" means the legal, consulting, contractor, financing and other costs and fees incurred by MEI in the development of the Project prior to the date of this Agreement, which are set forth on Exhibit A.

     (b) Previous Development Costs are subject to recovery at financial closing as provided for in Section 12 or from a termination of the PPA by West Penn Power as provided for in Section 15(b). Neither USGen nor its affiliates will have any obligation to reimburse MEI or EPC for any of the Previous Development Costs or for any other indebtedness, claims, liabilities or obligations incurred by EPC in connection with the Project prior to the date of this Agreement.

10.  Accounting During Development Period. Each of the Parties shall track and
     ------------------------------------
keep records of the following costs incurred by it in performing its responsibilities hereunder from the date of this Agreement through the Project Closing Date (the "Development Period"):

     (a)   Personnel Costs. The actual wages and salaries paid by MEI, EPC and
           ---------------
USGen to employees of themselves or their affiliates for work on the Project, multiplied by [INFORMATION OMITTED-CONFIDENTIAL TREATMENT REQUESTED] to cover payroll additives and overhead ("Personnel Costs").

     (b)   Budgeted Third Party Costs. Third party legal, consulting,
           --------------------------
subcontractor, financing and other approved third party costs incurred by USGen, MEI and EPC in accordance with the Project development budget to be mutually agreed upon by the Parties ("Budgeted Third Party Costs").

     (c)   Other Development Costs. Travel expenses, application fees, site
           -----------------------
option payments and other miscellaneous costs incurred by USGen, MEI and EPC.

     (d)   Proposed Project Site Costs. Costs incurred by EPC or MEI in
           ---------------------------
connection with the Proposed Project Site, including, without limitation, costs associated with maintaining the Project Site, real estate taxes, insurance, costs required to secure or defend title, and environmental clean-up or remediation ("Proposed Project Site Costs"). Any such costs shall be mutually agreed upon by the Parties.

     MEI, EPC and USGen each shall make its records of such costs available to the other Party upon reasonable request.

     For purposes of this Agreement, "Project Closing Date" shall be the day on which funds are first advanced under the construction financing for the Project.

11.  Costs Sharing During Development Period. MEI shall pay all Proposed
     ---------------------------------------
Project Site Costs; provided, however, MEI shall not be required to pay in excess of [INFORMATION OMITTED-CONFIDENTIAL TREATMENT REQUESTED] for Proposed Project Site Costs under this Agreement. USGen shall pay all approved Budgeted Third Party Costs on a current basis. MEI, EPC and USGen each shall bear the Personnel Costs and Other Development Costs incurred by it or at its direction. USGen, EPC and MEI shall have no obligation to pay any costs arising out of or in connection with the Project, except as expressly provided in this Section 11. Without limiting the foregoing, USGen shall have no obligation (a) to pay any amount paid or incurred by MEI or EPC on or after the date of this Agreement other than such approved Budgeted Third Party Costs, if any, as are properly incurred by MEI or EPC pursuant to Section 10, or (b) any costs associated with the remediation or environmental clean-up of the Proposed Project Site. Such costs may be recovered by USGen, EPC and MEI at financial closing as provided for in Section 12 or from a termination of the PPA by West Penn Power as provided for in Section 15(b).

12.  Reimbursement of Development Costs Upon Closing.
     -----------------------------------------------

     (a) Upon the Project Closing Date, MEI, EPC and USGen shall be reimbursed from the proceeds of the construction financing for the Project their Previous Development Costs, Personnel Costs, Budgeted Third Party Costs, Proposed Project Site Costs and Other Development Costs pursuant to Section 14.

     (b) If this Agreement is terminated for any reason by any Party, and the other Party continues to develop the Project, either alone or with others, but without the participation of the other Party, then, upon the first release of construction funds for the Project, the non-participating Party shall be paid from Project funds an amount equal to that described in Section 12(a).

13.   EPC Acquisition Fee. Upon the Project Closing Date, EPC shall be paid a
      -------------------
fee of [INFORMATION OMITTED-CONFIDENTIAL TREATMENT REQUESTED] (the "Acquisition Fee") out of the proceeds of the construction financing for the Project. The Acquisition Fee shall be paid to EPC, without interest, in equal monthly installments over the period of construction of the Project as established as of the Project Closing Date.

14.  Priority of Payments to the Parties.
     -----------------------------------

     (a) The payments to the Parties described in Sections 12 and 13 shall be made in the following order of priority:

           (i) First, funds sufficient to pay EPC its Acquisition Fee pursuant to Section 13 shall be reserved;

           (ii) Second, prorata to MEI, EPC and USGen, their Previous Development Costs, Proposed Project Site Costs and Budgeted Third Party Costs;

           (iii) Third, prorata to USGen, MEI and EPC, their Personnel Costs and Other Development Costs; provided that such payments do not adversely affect the terms and conditions of the financing.

     (b) If the funds available from the proceeds of the construction financing are insufficient to pay any portion of the foregoing amounts, or the Project lender does not approve the payment of any portion of the foregoing amounts, or the amount described in Section 14(a)(iii), is not payable as a result of the proviso in such section, then such amount shall be paid on a deferred or subordinated basis, or otherwise adjusted, pursuant to such reasonable terms as the Parties shall agree to.

15.  Withdrawal and Termination.
     --------------------------

     (a)   Withdrawal.
           ----------

           (i) Any Party may withdraw from this Agreement upon (1) providing thirty (30) days prior written notice to the other Party, together with a duly executed Withdrawing Party Assignment and (2) payment in full of such Party's share of all Budgeted Third Party Costs incurred through the day immediately preceding the date of termination. For purposes of this Agreement, "Withdrawing Party Assignment" shall mean an assignment by the Party withdrawing from this Agreement pursuant to this Section 15(a) in favor of the remaining Party of all of the withdrawing Party's right, title and interest in all agreements, entered into by any Party with respect to the Project, together with all permits, licenses, variances or other governmental authorizations and all assets and rights in the Project, subject to obtaining any necessary consents. If USGen so elects in its sole discretion the Withdrawing Party Assignment provided by MEI shall also transfer all of MEI's right, title and interest in the Proposed Project Site. The withdrawing Party shall use its best efforts to obtain any necessary consents to such assignment.

           (ii) Notwithstanding any other provision in this Section 15(a), because there is no adequate remedy at law for failure to effect the Withdrawing Party Assignment, such failure shall entitle the Party or Parties to which such assignment is required to be made to the remedy of specific performance.

     (b)   Termination Due To Termination of the Power Purchase Agreement. In
           --------------------------------------------------------------
the event that the PPA is terminated as a result of a settlement or other agreement with West Penn Power, this Agreement shall terminate and the proceeds of such settlement or other agreement shall be distributed as follows:

           (i)    [INFORMATION OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

           (ii)   [INFORMATION OMITTED-CONFIDENTIAL TREATMENT REQUESTED]

16.  Representations and Warranties of EPC and MEI. EPC and MEI hereby
     ---------------------------------------------
represent and warrant to USGen that the following statements are true and correct as of the date hereof and, except as otherwise expressly contemplated or permitted by this Agreement, shall be true and correct on and as of the Project Closing Date. Except as otherwise expressly provided, the following representations and warranties apply solely to MEI:

     (a) Organization and Good Standing. EPC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. MEI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. MEI is duly qualified to do business and is in good standing in all jurisdictions in which such qualification is necessary under applicable law. The copies of the articles and bylaws of MEI heretofore delivered to USGen are complete and correct copies thereof as amended to date. There are no dissolution, liquidation, winding-up, bankruptcy, insolvency, reorganization, receivership or any similar proceedings pending or, to the knowledge of MEI or EPC, threatened against MEI or EPC.

     (b)   Compliance with Instruments and Statutes. The execution and delivery
           ----------------------------------------
of this Agreement, compliance with the terms and conditions hereof, and consummation of the transactions contemplated hereby, do not and shall not:
(i) conflict with or violate the provisions of the articles or bylaws of MEI;
(ii) conflict with, violate the provisions of, constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the creation of a lien or encumbrance on any of the property or assets of MEI under any mortgage, indenture, agreement or other instrument to which MEI is a party or by which any properties of MEI are bound or affected; (iii) conflict with, violate or require a filing or waiting period under any statute, rule or regulation of any applicable jurisdiction, or any judgment, order or decree of any court or any governmental department, commission or instrumentality applicable to MEI; or (iv) require the consent or approval of any governmental authority.

     (c)   Authority Relative to Agreements. EPC and MEI each have full right,
           --------------------------------
capacity, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of EPC and MEI and the shareholders of EPC and MEI, and no further acts or proceedings on the part of EPC and MEI's shareholders are necessary in connection therewith. This Agreement has been duly executed and delivered by EPC and MEI and, assuming due authorization, execution and delivery by USGen, constitutes the legal, valid and binding obligation of EPC and MEI enforceable in accordance with its terms and conditions, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or other laws of general application affecting creditors' rights generally or by general principles of equity.

     (d)   Financial Statements. EPC has delivered to USGen copies of its 1995
           --------------------
10-K and its 10-Q for the first quarter of 1996. All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered, and fairly present the financial position and results of operations of EPC, all items of income and expense and all of its assets, liabilities and accruals at the dates and for the periods indicated.

     (e)   Legal Proceedings. Except as referred to in Schedule A, there is no
           -----------------
suit, action or legal, administrative, arbitration or other proceeding pending or, to the best of MEI's knowledge, threatened against or affecting MEI or its business or assets, or any investigation of MEI or its business or properties being conducted or, to the best of MEI's knowledge, threatened by any governmental authority or agency, and MEI has no knowledge of any facts which might result in such proceedings.

     (f)   Title to Assets. MEI legally and beneficially owns good and valid
           ---------------
title to the Project assets described on Schedule C attached, subject only to those liens, claims, charges, pledges, mortgages, encumbrances, security interests, and other restrictions of any nature whatsoever described on Schedule C. Such assets are not subject to any agreement, order or other restriction which prohibits their sale or exchange, except as described on Schedule C. To the best of MEI's knowledge, all real property and tangible personal property complies in all material respects with all applicable ordinances, regulations or zoning, building, health or other laws or regulations applicable to such property, except as may be related to the presence of significant quantities of asbestos at the Proposed Project Site.

     (g)   Material Contracts. Schedule B to this Agreement is a correct and
           ------------------
complete list of all material contracts concerning, related to or arising out of the Project or its development to which either EPC or MEI is a party or by which either EPC or MEI or any of its properties is bound or affected. For purposes of this Section, a contract includes any written or oral agreement or arrangement and a material contract includes any: (i) contract for the purchase or sale of materials, supplies, equipment or other personal property or services where the amount payable may exceed $1,000; (ii) contract not made in the ordinary and usual course of business; (iii) employment, representation, management, consulting, distribution, sales agency, or advertising contract not terminable without penalty upon notice of 31 days or less; (iv) contract with any labor union or other labor organization; (v) bonus, pension, profit-sharing, retirement, stock option, stock purchase, hospitalization, life, accident, or medical insurance, or other written plan or agreement providing employee benefits of any kind for employees, officers or agents of MEI; (vi) loan agreement, indenture, mortgage, deed of trust, security agreement, or other agreement relating to the borrowing of money; (vii) guarantee of any indebtedness or other obligation, take-out agreement, or similar agreement pursuant to which MEI could become liable for the debts or obligations of another or by which MEI could be obligated to purchase the right to receive payments or performance from another; (viii) lease of an item of personal property which has an annual rental rate of at least $1,000 and which has a term, including renewal options exercisable by any party thereto, other than MEI, ending after June 30, 1996, (ix) contract for the purchase, sale or lease of any real property or any interest in real property; and (x) any other contract which is material to the Project or its development. Assuming due authorization, execution and delivery by the other parties thereto, all such contracts, except as set forth in Schedule B, are legal, valid, binding and enforceable in accordance with their respective terms (except as limited by bankruptcy, insolvency, reorganization or other laws of general application affecting creditors' rights generally, or by general principles of equity), and neither MEI nor, to the knowledge of MEI, any other party to any of such contracts, is in default under any of such contracts or has performed any act which with notice or lapse of time, or both, shall become a default thereunder.

     (h)   Permits, Licenses, Applicable Law. Schedule D to this Agreement lists
           ---------------------------------
all permits, licenses, variances or other governmental authorizations held by MEI concerning, related to or arising out of the Project or its development. No action is pending or, to the best of MEI's knowledge, threatened to cancel or modify any of such authorizations, and MEI has no knowledge of any facts which might result in such an action. No portion of the business of MEI concerning, related to or arising out of the Project is being or has been conducted in violation of or contrary to the provisions of any applicable governmental law, regulation, order, writ, injunction or decree.

     (i)   Undisclosed Liabilities, Contingencies. Except as and to the extent
           --------------------------------------
disclosed and reflected in the financial statements delivered pursuant to
Section 16(d) above and as set forth or referred to herein or in the Schedules, or which arose in the ordinary course of business since the date of the most recent financial statements, or which are intercompany transactions eliminated in consolidation, EPC and MEI do not have any liability or obligation, whether accrued, absolute, contingent, liquidated or unliquidated, and whether due or to become due, including without limitation guarantees, which is not adequately reflected and reserved against on such financial statements. There is no contingent liability of MEI or, to MEI's knowledge, the basis for any unasserted claim against MEI.

     (j)   No Omission or Misrepresentation. The information with respect to MEI
           --------------------------------
and the Project furnished to USGen by MEI or EPC in connection with the transactions contemplated by this Agreement is true and correct in all material respects and does not omit any material information required to make the information so furnished not misleading in any material respect.

     (k)   Environmental Claims. There are no past, pending or, to the best
           --------------------
knowledge of MEI, threatened environmental claims against MEI or any of its officers, directors, employees, and agents or, to the best knowledge of MEI, any of its lessees, affiliates, partners, joint venturers, assignees or other persons or entities occupying, using, or conducting operations on or about the Proposed Project Site. While no claims are known to have been made or threatened, MEI is aware of the presence of significant quantities of asbestos at the Proposed Project Site.

17.  Representations and Warranties of USGen. USGen hereby represents and
     ---------------------------------------
warrants to EPC and MEI that the following statements are true and correct as of the date hereof and shall be true and correct on and as of the Project Closing Date.

     (a)   Organization and Good Standing. USGen is a general partnership duly
           ------------------------------
organized under the laws of the state of California. There are no dissolution, liquidation, winding-up, bankruptcy, insolvency, reorganization, receivership or any similar proceedings pending or, to the knowledge of USGen, threatened against it.

     (b)   Compliance with Instruments and Statutes. The execution and delivery
           ----------------------------------------
of this Agreement, compliance with the terms and conditions hereof and consummation of the transactions contemplated hereby do not and shall not: (i) conflict with or violate the provisions of the partnership agreement of USGen;
(ii) conflict with, violate the provisions of, constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the creation of a lien or encumbrance on any of the property or assets of USGen under any mortgage, indenture, agreement or other instrument to which USGen is a party or by which USGen or any of its properties is bound or affected; (iii) conflict with, violate or require a filing or waiting period under any statute, rule or regulation of any applicable jurisdiction, or any judgment, order or decree of any court or any governmental department, commission or instrumentality applicable to USGen; or
(iv) with respect to USGen, require the consent or approval of any governmental authority.

     (c)   Authority Relative to Agreements. USGen has full right, capacity,
           --------------------------------
power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of USGen, and no further acts or proceedings on the part of USGen are necessary in connection therewith. This Agreement has been duly executed and delivered by USGen and, assuming due authorization, execution and delivery by MEI and EPC, constitutes the legal, valid and binding obligation of USGen enforceable in accordance with its terms and conditions, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization or other laws of general application affecting creditors' rights generally or by general principles of equity.

     (d)   Legal Proceedings. There is no material suit, action or legal,
           -----------------
administrative, arbitration or other proceeding pending or, to the best of USGen's knowledge, threatened against or affecting USGen or its business or assets, or any material investigation of USGen or its business or properties being conducted or, to the best of USGen's knowledge, threatened by any governmental authority or agency, and USGen has no knowledge of any facts which might result in such proceedings.

     (e)   No Omission or Misrepresentation. The information with respect to
           --------------------------------
USGen furnished to EPC and/or MEI by USGen in connection with the transactions contemplated by this Agreement is true and correct in all material respects and does not omit any material information required to make the information so furnished not misleading in any material respect.

18.  Management of Development Period Activities.
     -------------------------------------------

     (a) Except as provided in Section 18(b), the management and control of all Development Period activities shall be exercised by USGen, and USGen shall endeavor to direct and coordinate the activities of the Parties under this Agreement. USGen, subject to the consent of MEI, which consent shall not be unreasonably withheld, shall appoint a Project development manager (the "Project Manager") who shall direct the day-to-day Development Period activities. USGen may remove the Project Manager at any time upon written notice to EPC. Without limitation on the authority of USGen to direct Development Period activities, MEI and EPC shall not take any of the following actions without the prior written approval of the Project Manager:

           (i) the sale, lease, pledge, license, exchange or other transfer or encumbrance of all or any material portion of any of the Project assets;

           (ii) making (A) any expenditure or commitment of Budgeted Third Party Costs, except as expressly provided otherwise in the agreed upon Project development budget, (B) any expenditure or commitment in excess of $5,000, except for the expenditure or commitment of MEI's and EPC's Personnel Costs, or (C) any expenditure or commitment to be paid out of Project funds in the event of closing or other contingency; or

           (iii) entering into, amending, modifying, assigning or terminating, or making any agreement regarding the execution, amendment, modification, assignment or termination of, any of the contracts, permits, licenses or approvals concerning, related to or arising out of the Project or its development.

     (b) The terms and conditions of the engineering, procurement and construction contract described in Section 7 and of the operations and maintenance contract and management services agreement described in Section 8 shall be subject to the approval of MEI, which approval shall not be unreasonably withheld.

19.  Indemnities.
     -----------

     (a) EPC and MEI agree to defend, indemnify and hold harmless USGen, the related and affiliated entities of USGen and the directors, officers, employees and agents of each of USGen and of such related and affiliated entities, from and against any and all losses, damages, liabilities, reasonable costs, reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel and other professional advisers), claims, demands, investigations, proceedings, actions, judgments, liens or other obligations of any nature whatsoever ("Losses") suffered, incurred or paid by USGen or such affiliated entities:

           (i) resulting from, related to or arising out of the activities of EPC or MEI prior to the date of this Agreement;

           (ii) resulting from all environmental claims (including third party liabilities), costs and expenses (including, without limitation, removal and clean-up costs and reasonable attorneys' and consultants' fees and disbursements) which arise, or are alleged to arise, from or in connection with the Proposed Project Site, unless otherwise agreed to in the Project Company Agreement.

           (iii) resulting from or arising out of the inaccuracy of any representation or the breach of any warranty, covenant or other agreement of MEI contained in this Agreement or resulting or arising by reason of any action, proceeding or investigation being instituted by any person based on an allegation or assertion which, if true or proven, would constitute such an inaccuracy or breach.

     (b) USGen agrees to defend, indemnify and hold harmless EPC and MEI, the related and affiliated entities of EPC and MEI and the directors, officers, employees and agents of each of EPC and MEI and of such related and affiliated entities, from and against any and all Losses suffered, incurred or paid by EPC, MEI or such affiliated entities resulting from or arising out of the inaccuracy of any representation or the breach of any warranty, covenant or other agreement of USGen contained in this Agreement or resulting or arising by reason of any action, proceeding or investigation being instituted by any person based on an allegation or assertion which, if true or proven, would constitute such an inaccuracy or breach.

20.  Confidentiality. All the parties shall exercise, until five (5) years from
     ---------------
the date hereof, reasonable efforts to maintain the confidentiality of information identified in writing by another Party as confidential. This duty shall not apply to information which is already known to a Party, in the public domain, or received from a third party.

21.  Entire Agreement. Pending the execution of the Project Company Agreement,
     ----------------
this Agreement shall constitute the entire agreement between the Parties concerning the Project and shall supersede all prior agreements and understandings.

22.  No Partnership. This Agreement shall not constitute or create an
     --------------
association, trust, joint venture, partnership or other similar arrangement among the Parties, or impose a trust or partnership duty, obligation or liability on or with regard to either Party, and the Parties shall not be authorized to act as agents of one another.

23.  Liability Limits.
     ----------------

     (a) Except for amounts to be paid by a Party pursuant Section 19, in no event shall the total aggregate liability of any Party to the other Party for losses or damages caused by breach of this Agreement, activities performed under this Agreement, the failure to pay Proposed Project Site Costs, the failure to reach agreement on a Project Company Agreement, the failure to obtain necessary permits, the failure to obtain construction financing or the failure to complete the Project, exceed the sum of the unpaid Budgeted Third Party Costs or Proposed Project Site Costs allocable to the breaching Party under this Agreement.

     (b) In no event shall a Party have any liability hereunder for any special, indirect, exemplary, punitive or consequential damages of any kind.

     (c) The limitations of liability and indemnity and hold harmless obligations expressed throughout this Agreement shall apply even in the event of the fault, tort (including negligence, in whole or in part and whether active or passive), strict liability, breach of contract, or otherwise of the party whose liability is limited, indemnified, or held harmless, and shall extend to such Party's related or affiliated entities and its and their directors, officers, employees and agents; provided, however, such limitation of liability shall not extend to any affiliated entity utility that provides goods or service to the Project under a separate vendor contract.

24.   Public Statements. No Party may issue any public statement concerning this
      -----------------
Agreement or the transactions described in it unless it first obtains the written consent of the other Party to the form and content of such statement, which consent shall not be unreasonably withheld; provided that any Party may issue a statement to the public or to a governmental agency without such consent to the extent its counsel opines that such a statement is required to comply with applicable laws or regulations.

25.  Provisions Surviving Termination. The rights and obligations of the Parties
     --------------------------------
as described in Sections 12, 14, 15, 16, 19, 20, 21, 22, 23 and 26 shall survive the termination of this Agreement and shall continue in full force and effect in accordance with the provisions of such sections.

26.  No Third Party Beneficiaries. No provision of this Agreement is intended or
     ----------------------------
shall be construed to confer upon any person, other than the Parties hereto and their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

27.  No Representations Concerning Financing. Neither USGen, EPC nor MEI, have
     ---------------------------------------
made any representation, or given any assurance, to the other Party that debt financing can be obtained with respect to the Project, either on terms consistent with the provisions of this Agreement, or on any terms.

28.  Successors and Assigns.
     ----------------------

     (a) Except as provided in Section 28(b) below, any assignment or other transfer by any party of this Agreement of any of the rights, interests or obligations hereunder, without the prior written consent of the other parties, shall be void, but such consent shall not be unreasonably withheld; provided, that USGen may assign its rights and obligations under this agreement to an affiliate or affiliates.

     (b) This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties.

29.  Notices. Any notice or communication required or permitted to be given by
     -------
this Agreement shall be in writing and be delivered personally or by telecopy, telex, nationally recognized courier service or first class mail, postage prepaid, to the address for the receiving Party set forth below or to such other address as the receiving Party shall have specified by written notice given in accordance with this Section. Any mailed communication shall be deemed to have been given on the third business day after the date of mailing and any communication sent by telecopy, telex or courier service shall be deemed to have been given at the time receipt.

If to USGen, to:           U.S. Generating Company
                           7500 Old Georgetown Road
                           Suite 1300
                           Bethesda, MD  20814-6161
                           Attn:  General Counsel
                           Fax:    (301) 718-6913

                               MEI or EPC
If to MEI or EPC, to:  c/o Environmental Power Corporation
                               500 Market Street
                               Suite 1E
                               Portsmouth, NH  03801
                               Attn:  President
                               Fax: (603) 431-2650

30.  Miscellaneous. This Agreement (i) shall be governed by Pennsylvania law,
     -------------
(ii) may be amended only by a writing signed by all Parties, and (iii) may be executed in separately signed counterparts.

31.  Dispute Resolution.
     ------------------

     (a) The parties agree to make a diligent, good faith attempt to resolve all disputes arising under this Agreement. If a dispute arises under this Agreement, then the aggrieved party shall promptly notify the other party to this Agreement of the existence and nature of the dispute. If the Parties shall fail to resolve the dispute within ten (10) days after delivery of such notice, either party may submit the dispute for settlement by arbitration in Pittsburgh, Pennsylvania or at any other place or under any other form of arbitration mutually acceptable to the parties) in accordance with the provisions of this Paragraph 31. The dispute in question shall be settled by two independent arbitrators, one chosen by USGen and one chosen by MEI or EPC. USGen, MEI or EPC, as the case may be, shall deliver a notice to the other appointing its arbitrator within fifteen (15) days after receipt from the other of a notice appointing its arbitrator. If, within thirty (30) days after appointment of the two arbitrators, they are unable to agree upon the determination in question, a third independent arbitrator shall be chosen within ten (10) days thereafter by mutual consent of the first two arbitrators or, if the first two arbitrators fail to agree upon the appointment of a third arbitrator, such appointment shall be made in accordance with the rules of the American Arbitration Association, or any organization successor thereto, from a panel of qualified arbitrators. The decision of the arbitrators so appointed and chosen shall be given within thirty
(30) days after selection of the third arbitrator. In the case of a monetary dispute, if three arbitrators shall be appointed and the determination of one arbitrator is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such arbitrator shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Parties; otherwise the average of all three determinations shall be binding and conclusive on the Parties. Each Party shall bear its own costs and expenses of arbitration unless otherwise provided for herein or directed by the arbitrators. The Parties shall each abide by and perform any resulting arbitration award. The arbitration award, when issued, shall be final and shall be enforceable in any court of competent jurisdiction.

     (b) While any dispute under this Agreement is unresolved, the parties shall continue to perform their obligations hereunder to the extent possible notwithstanding such dispute.

     IN WITNESS WHEREOF, the parties have executed this Joint Development Agreement as of the date set forth in the preamble hereof.


U.S. GENERATING COMPANY



By: /s/ Christopher R. Sauer
   ---------------------------------------------------
Name: Christopher R. Sauer
     -------------------------------------------------
Title: Vice President, Marketing & Product Development
       -----------------------------------------------

MILESBURG ENERGY, INC.



By: /s/ Donald A. Livingston
   ----------------------------------------------------
Name: Donald A. Livingston
     --------------------------------------------------
Title: Vice President
      -------------------------------------------------


ENVIRONMENTAL POWER CORPORATION
(for the limited purposes specifically
set forth in this Agreement)


By: /s/ Donald A. Livingston
   ------------------------------------------------------
Name: Donald A. Livingston
     ----------------------------------------------------
Title: President
      ---------------------------------------------------

                                   EXHIBIT A

                  MEI STATEMENT OF PREVIOUS DEVELOPMENT COSTS

          DESCRIPTION                                         AMOUNT
          -----------                                         ------

INVESTMENT IN MILESBURG DEVELOPMENT RIGHTS                       *
ACQUISITION COSTS                                                *
ENGINEERING FEES                                                 *
LEGAL FEES                                                       *
CAPITALIZED SALARIES                                             *
CAPITALIZED OVERHEAD                                             *
TRAVEL                                                           *
INTEREST                                                         *
MISCELLANEOUS EXPENSES                                           *
                                                        -------------

         TOTAL DEVELOPMENT COSTS                           8,116,612
                                                        =============


* - INFORMATION OMITTED-CONFIDENTIAL TREATMENT REQUESTED